Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

EXCHANGERIGHT INCOME FUND OPERATING PARTNERSHIP, LP

ExchangeRight Income Fund Operating Partnership, LP (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on January 9, 2019. This Amended and Restated Limited Partnership Agreement (“Agreement”) is entered into effective as of April 4, 2022, among ExchangeRight Income Fund, a Maryland statutory trust (the “General Partner”), and the Limited Partners party hereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

WHEREAS, the General Partner and the original Limited Partners of the Partnership entered into a Limited Partnership Agreement of ExchangeRight Income Fund Operating Partnership, LP, dated as of January 9, 2019 (the “Original Agreement”);

WHEREAS, the General Partner and the original Limited Partners of the Partnership amended and restated the Original Agreement to, among other things, reflect that the Partnership will act as the operating partnership for the General Partner, which intends to qualify as a real estate investment trust, establish additional classes of Partnership Units, and make other conforming changes, as set forth in the Amended and Restated Limited Partnership Agreement, effective as of February 28, 2019 (the “First Amended and Restated LPA”);

WHEREAS, in connection with a contemporaneous amendment and restatement of the Declaration classifying an unlimited number of REIT Shares as Class I REIT Shares, the General Partner and the original Limited Partners of the Partnership amended and restated the First Amended and Restated LPA to, among other things, reclassify all authorized, issued and outstanding Common Units as Class I Common Units, as set forth in the Amended and Restated Limited Partnership Agreement, effective as of February 28, 2019 (the “Second Amended and Restated LPA”); and

WHEREAS, in connection with a contemporaneous the amendment of the Declaration classifying an unlimited number of REIT Shares as Class A REIT Shares, the General Partner, acting pursuant to a power contained in Section 4.3 of the Second Amended and Restated LPA, amended the Second Amended and Restated LPA to, among other things, classify and designate an unlimited number of Partnership Units as Class A Common Units, as set forth in the Amendment to Classify Common Units, dated April 2019 (the “First Amendment to Second Amended and Restated LPA”)

WHEREAS, in connection with a contemporaneous amendment and restatement of the Declaration classifying an unlimited number of REIT Shares as Class S REIT Shares, the General Partner, acting pursuant to a power contained in Section 4.3 of the Second Amended and Restated LPA, wishes to amend and restate the Second Amended and Restated LPA, as amended by the First Amendment to Second Amended and Restated LPA (the Second Amended and Restated LPA, as so amended, the “Current Agreement”), to, among other things, classify and designate an unlimited number of Partnership Units as Class A Common Units, and to otherwise restate the Current Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Current Agreement in its entirety and continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

ARTICLE 1

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

Additional Partnership Securities means any (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Junior Units, Preferred Units or other Partnership Interests, excluding Preferred Units and grants under any share incentive plan or plans now or hereafter adopted by the Partnership or the General Partner, or (ii) any debt securities issued by the Partnership that provide any of the rights described in clause (i).

Additional REIT Securities means any (i) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, REIT Shares, Preferred Shares or other Shares, excluding Preferred Shares and grants under any share incentive plan or plans now or hereafter adopted by the Partnership or the General Partner, or (ii) any debt securities issued by the General Partner that provide any of the rights described in clause (i).

Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each Allocation Period (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704- 1(b)(2)(ii)(d)(5), and 1.701-4(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Administrative Expenses means (a) all administrative and operating costs and expenses incurred by the Partnership, (b) those administrative costs and expenses of the General Partner, including salaries or other payments, if any, to any directors, officers or employees of the General Partner, if any are elected or appointed, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (c) to the extent not included in clause (b) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership (other than this Partnership) that are owned by the General Partner directly.

Advisor or Advisors means any Person or Persons, if any, hereafter appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to- day business affairs of the General Partner, including any Person to whom the Advisor hereafter subcontracts substantially all of such functions.

Advisory Agreement means the agreement among the Partnership, the General Partner and any Advisor, pursuant to which any such Advisor will direct or perform the day-to-day business affairs of the General Partner and the Partnership.

Affiliate or Affiliated means, as to any other Person, any of the following:

(a) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person;

(b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

(c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d) any officer, director, trustee, manager, managing member or general partner of such other Person; and

(e) any legal entity for which such Person acts as an officer, director, trustee, manager, managing member or general partner.

Agreed Value means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner.

Agreement means this Amended and Restated Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

Allocation Period means (a) the Partnership Year, or (b) any portion of the Partnership Year for which the Partnership is required to allocate Profit, Loss and other items of Partnership income, gain, loss deduction or credit for federal income tax purposes.

Book Value means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (a) the Book Value of any asset contributed by a Partner to the Partnership is the Agreed Value of such asset at the time of contribution; (b) the Book Value of all Partnership assets will be adjusted to equal their respective fair market values in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) upon the occurrence of the events set forth in Section 4.6 of this Agreement; (c) the Book Value of any Partnership asset distributed to a Partner will be adjusted to equal the fair market value of such asset on the date of distribution; and (d) the Book Values of Partnership assets will be increased (or decreased) to reflect any adjustments in the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Values will not be adjusted pursuant to clause (d) to the extent that the General Partner determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to clause (d). If the Book Value of an asset has been determined or adjusted pursuant to clauses (a), (b) or (d) above, such Book Value will thereafter be adjusted by depreciation in respect of such asset computed in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) for purposes of computing Profits and Losses.

Capital Account has the meaning provided in Section 4.6 hereof.

Capital Contribution means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

Cash Amount means an amount of cash equal to the product of the Value of one REIT Share and the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

Certificate means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power- of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

Class means a class or series (including a series of any class) of REIT Shares or Partnership Units, as the context may require.

Class A Common Unit means a Partnership Unit that is a Common Unit, which entitles the holder thereof to the rights of a holder of a Common Unit as provided in this Agreement and which Corresponds to a Class A REIT Share.

Class A Conversion Rate means a fraction, the numerator of which is the net asset value of the General Partner allocable to the Class A REIT Shares determined as described in the Class A Offering Memorandum, divided by the number of outstanding Class A REIT Shares, and the denominator of which is the net asset value of the General Partner allocable to the Class I Common Shares determined as described in Class A Offering Memorandum, divided by the number of outstanding Class I Common Shares immediately prior to the Conversion Event.

Class A Offering Memorandum means that certain Confidential Private Placement Memorandum of the General Partner, dated April 4, 2022, with respect to Class A REIT Shares of the General Partner, in such form (including any amendments or supplements thereto) as approved by or at the direction of the Trustee.

Class A REIT Share means a Class A Common Share in the General Partner, the terms of which are set forth in the Declaration.

Class I Common Unit means a Partnership Unit that is a Common Unit, which entitles the holder thereof to the rights of a holder of a Common Unit as provided in this Agreement and which Corresponds to a Class I REIT Share.

Class I REIT Share means a Class I Common Share in the General Partner, the terms of which are set forth in the Declaration.

Class S Common Unit means a Partnership Unit that is a Common Unit, which entitles the holder thereof to the rights of a holder of a Common Unit as provided in this Agreement and which Corresponds to a Class S REIT Share.

Class S Conversion Rate means a fraction, the numerator of which is the net asset value of the General Partner allocable to the Class S REIT Shares determined as described in the Class A Offering Memorandum, divided by the number of outstanding Class S REIT Shares, and the denominator of which is the net asset value of the General Partner allocable to the Class I Common Shares determined as described in Class S Offering Memorandum, divided by the number of outstanding Class I Common Shares immediately prior to the Conversion Event.

Class S Offering Memorandum means that certain Confidential Private Placement Memorandum of the General Partner, dated April 4, 2022, with respect to Class S REIT Shares of the General Partner, in such form (including any amendments or supplements thereto) as approved by or at the direction of the Trustee.

Class S REIT Share means a Class S Common Share in the General Partner, the terms of which are set forth in the Declaration.

Code means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

Common Unit means, regardless of the applicable Class of such Common Unit, a Partnership Unit entitling the holder thereof to the rights of a holder of a Common Unit, both generally as a holder of a Common Unit and as a holder of the specific Class of Partnership Units, each as provided in this Agreement.

Conversion Event means the Listing of any Class of REIT Shares or an Extraordinary Transaction (without regard to whether or how long the securities to be received by the holders of REIT Shares in such Extraordinary Transaction are listed on a national securities exchange).

Corresponding means, with respect to a Class of Partnership Units and a Class of Shares, a Class of Partnership Units and a Class of Shares that have substantially the same rights as to distributions, other than distributions upon liquidation, dissolution or winding up of the Partnership and otherwise have economic rights that have substantially the same effect or are intended to preserve the proportionate numbers of, and economic equivalence between, the outstanding Partnership Units and outstanding Shares of such Classes, and with respect to a Class of Additional Partnership Securities and a Class of Additional REIT Securities, a Class of Additional Partnership Securities and a Class of Additional REIT Securities that have rights as to conversion, redemption, exchange or exercise that have substantially the same effect or are intended to preserve the proportionate numbers of, and economic equivalence between, Corresponding Classes of outstanding Partnership Units and outstanding Shares. The terms Correspond and Corresponds shall have correlative meanings. For the avoidance of doubt, the conversion rights, redemption rights, voting powers and restrictions on ownership or transfer of a class of Class of Partnership Units may differ from those of the Corresponding Class of Shares, to the extent that such differences are intended to preserve the proportionate number of outstanding Partnership Units and Shares of each such Class or otherwise preserve the economic equivalence of ownership of a Partnership Unit and Share of each such Class.

Declaration means the General Partner’s Declaration of Trust, as amended, supplemented, or restated from time to time.

DST Program means Delaware statutory trust programs, sponsored by the Sponsor, syndicating ownership in investment-grade single-tenant, net leased retail properties in transactions that qualify for an exchange under Section 1031 of the Code or any other similar programs sponsored by the Sponsor.

Event of Bankruptcy as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the U.S. Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

Extraordinary Transaction means any merger, consolidation, transfer of all or substantially all of the assets or other business combination of the Partnership or the General Partner, as a result of which all outstanding REIT Shares are cancelled in exchange for the right to receive cash or securities that have been, as of the closing date of such transaction, listed on a national securities exchange for at least 180 days, or a combination thereof.

GAAP means generally accepted accounting principles consistently applied as used in the United States.

General Partner means ExchangeRight Income Fund, a Maryland statutory trust, or any other Person who is admitted from time to time as a substitute or additional General Partner as provided herein and in the Act, and any of their successors as General Partner, in each case, that has not ceased to be a general partner of the Partnership as provided herein and in the Act, in such Person’s capacity as a general partner of the Partnership.

General Partnership Interest means a Partnership Interest held by the General Partner that is a general partnership interest. The number of Common Units held by the General Partner equal to one percent (1%) of all outstanding Common Units from time to time is hereby designated as the General Partnership Interest.

Hurdle Amount means, as of any date, the excess, if any, of (a) the Priority Return on the Net Capital Contribution Amount as of such date, calculated like simple interest on a daily basis (based on a 365-day year), provided, that, for purposes of calculating such Priority Return, the Net Capital Contribution Amount shall also be determined on a daily basis taking into account the dates on which Capital Contributions, distributions under Section 5.2(a)(iii) and payments of Cash Amounts to redeem or in exchange for Common Units under Section 8.5(a), 8.5(b) or 4.11(c) are made or deemed to be made, over (b) all distributions made pursuant to Section 5.2(a)(ii).

Incentive Distribution Upon Extraordinary Transaction means, with respect to an Extraordinary Transaction, 20% of the amount by which (a) the value of all consideration paid to holders of Common Units of any Class (not including the General Partner) and holders of REIT Shares of any Class(es) pursuant to such Extraordinary Transaction exceeds (b) the sum of the Net Capital Contribution Amount of such Common Units and the Hurdle Amount of such Common Units on the date on which such Incentive Distribution Upon Extraordinary Transaction is payable, in the form of consideration of the same type as is received by holders of REIT Shares of the Corresponding Class(es) in such Extraordinary Transaction (and if such holders of REIT Shares receive a mix of cash and listed securities in exchange for their REIT Shares, or have the right to elect the form of consideration to be received in exchange for their REIT Shares in connection with such Extraordinary Transaction, in the form of consideration in the combination of types received by a plurality of such holders of REIT Shares). For purposes of determining the amount of any Incentive Distribution Upon Extraordinary Transaction, the value of any consideration paid to holders of REIT Shares or Junior Units in the form of listed securities will be the volume-weighted average trading price per security over the 30-day period ending on the date on which the Incentive Distribution Upon Extraordinary Transaction is payable.

Incentive Listing Distribution means 20% of the amount by which (a) the Market Value exceeds (b) the sum of the Net Capital Contribution Amount and the Hurdle Amount on the date on which such Incentive Listing distribution is payable.

Indemnitee means (a) the General Partner or a trustee, officer or employee of the General Partner, (b) any member, manager or agent or employee of the Trustee, (c) any Advisor or a director, officer, manager, member, employee of such an Advisor or another agent of the Advisor if such agent is an Affiliate of the Advisor and (d) such other Persons (including Affiliates of the General Partner, the Advisor or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the General Partner or the Partnership is a co-venturer or general partner which are established to acquire Properties.

Junior Unit means a Partnership Unit that is not a Preferred Unit, and includes the Common Units.

Limited Partner means each Person that is from time to time admitted as a limited partner of the Partnership as provided herein and in the Act, including any Substitute Limited Partner, each as shown as such on the Register or the other the books and records of the Partnership, in each case, that has not ceased to be a limited partner of the Partnership as provided herein and in the Act, in such Person’s capacity as a Limited Partner in the Partnership. A Limited Partner may hold Junior Units, Preferred Units, or both, in such Person’s capacity as a limited partner of the Partnership.

Limited Partnership Interest means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. All Partnership Units held from time to time by the Person who is the General Partner that are not designated as a General Partnership Interest in accordance with the definition thereof shall constitute a Limited Partnership Interest held by such Person, and such Person shall also have the rights (including the voting rights) of a Limited Partner with respect to such Limited Partnership Interest.

Liquidation Preference means, with respect to any Preferred Unit as of any date of determination, the amount (including distributions accumulated, due or payable through the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred Unit) upon the voluntary or involuntary dissolution or winding up of the Partnership as a preference over distributions to Partnership Units ranking junior to such Preferred Unit.

Listing means the approval for listing of REIT Shares of any Class issued by the General Partner pursuant to an effective registration statement on a National Securities Exchange. Upon Listing, the REIT Shares of such Class shall be deemed Listed.

Loss has the meaning provided in Section 5.1(f) hereof.

Market Value means the aggregate market value of all outstanding Common Units (including Common Units held by the General Partner), with the market value of each Common Unit being (a) if the Class of REIT Shares that Corresponds to Common Units of such Class is Listed, the volume-weighted average trading price per REIT Share of such Corresponding Class over the 30-day period ending on the date on which the Incentive Listing Distribution is payable and (b) if the Class of REIT Shares that Corresponds to Common Units of such Class is not Listed, the volume-weighted average trading price per Listed REIT Share over the 30-day period ending on the date on which the Incentive Listing Distribution is payable multiplied by a fraction, the numerator of which is the Net Asset Value per REIT Share of such Corresponding Class and the denominator of which is the Net Asset Value per Listed REIT Share.

National Securities Exchange means any securities exchange registered with the SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.

Net Asset Value means for any REIT Shares, the net asset value of such REIT Shares, determined as of the last day of each calendar quarter as described in the Offering Memorandum.

Net Asset Value Per REIT Share means, for each Class of REIT Shares, the net asset value per share of such Class of REIT Shares, determined as of the last day of each calendar quarter as described in the Offering Memorandum.

Net Capital Contribution Amount means the excess of (a) the aggregate amount of Capital Contributions made, or deemed to have been made pursuant to Section 4.3(b), in exchange for the issuance of Junior Units, over (b) in each case, without duplication, all distributions made pursuant to Section 5.2(a)(iii) plus the aggregate Cash Amounts distributed by the Partnership to redeem Common Units pursuant to Section 8.5(a) or paid by the General Partner in exchange for Common Units pursuant to Section 8.5(b) plus all amounts paid to redeem Common Units pursuant to Section 4.11(c).

Notice of Redemption means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit A hereto.

Offering means an offering of Shares that is either (a) registered with the SEC, or (b) exempt from such registration, excluding Shares offered under any employee benefit plan.

Offering Memorandum means that certain Confidential Private Placement Memorandum of the General Partner, dated April 4, 2022, with respect to the Class I REIT Shares, in such form (including any amendments or supplements thereto) as approved by or at the direction of the Trustee.

Partner means any General Partner, Limited Partner or Special Limited Partner.

Partner Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

Partnership means ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership.

Partnership Interest means an ownership interest in the Partnership held by a Limited Partner, a Special Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

Partnership Minimum Gain has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

Partnership Record Date means the record date established by the General Partner for the determination of holders of any Class of Partnership Units entitled to receive any distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its beneficial owners of the Corresponding Class of REIT Shares, or for the determination of Partners entitled to notice of, or to vote on, any matter or receive any other allocation of rights.

Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Junior Units, but excluding the Special Limited Partner Interest. Without limitation on the authority of the General Partner as set forth in Section 4.4 hereof, the General Partner may designate any Partnership Units, when issued, as Common Units or Preferred Units, may establish any other Class of Partnership Units. The allocation of Partnership Units among the Partners shall be as set forth from time to time in the Register.

Partnership Unit Designation has the meaning provided in Section 4.3(a) hereof.

Partnership Year means the fiscal year of the Partnership, which shall be the calendar year unless another period is specified by the General Partner.

Percentage Interest means as to a Partner, except to the extent specifically set forth in any Partnership Unit Designation (a) with respect to any Class of Partnership Units held by such Partner, such Partner’s interest in such Class of Partnership Units as determined by dividing the number of Partnership Units in such Class owned by such Partner by the total number of Partnership Units in such Class then outstanding and (b) with respect to all Classes of Partnership Units held by such Partner, such Partner’s interest in the Partnership as determined by dividing the total number of Partnership Units of all Classes owned by such Partner by the total number of Partnership Units of all Classes then outstanding. For purposes of determining the rights and relationships among the various Classes of Partnership Units, Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Partnership unless, and only to the extent, provided otherwise in the instrument creating such Class of Preferred Units.

Person means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

Preferred Share means any preferred share of beneficial interest in the General Partner (or preferred equity interest in a successor entity, as the case may be).

Preferred Unit means any Partnership Unit issued from time to time pursuant to Section 4.3 hereof that is specifically designated by the General Partner at the time of its issuance as a Preferred Unit. Each Class of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers and duties senior to the Junior Units, all as determined by the General Partner, subject to compliance with the requirements of Section 4.3 hereof.

Priority Return means a seven percent (7%) cumulative, non-compounded pre-tax annual return (based on a 365-day year).

Profit has the meaning provided in Section 5.1(f) hereof.

Property or Properties means the real properties or real estate investments which are acquired by the General Partner either directly or through the Partnership, Joint Ventures, partnerships or other entities.

Redeemed Partner has the meaning provided in Section 8.5(a) hereof.

Redemption Amount means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner in its sole and absolute discretion pursuant to Section 8.5(b) hereof.

Redemption Right has the meaning provided in Section 8.5(a) hereof.

Register means a register maintained by the General Partner in accordance with the terms of this Agreement containing the name and address of, and the number of Partnership Units of each Class held by, each Partner, and such other information as the General Partner may deem necessary or desirable.

Regulations means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

Regulatory Allocations has the meaning set forth in Section 5.1(g) hereof.

REIT means a real estate investment trust under Sections 856 through 860 of the Code.

REIT Distribution Requirement means, with respect to the General Partner, the amount that the General Partner must distribute to its Shareholders in order to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

REIT Expenses means (a) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, if any are elected or appointed, (b) costs and expenses relating to any Offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and sales commissions applicable to any such Offering of securities, any shareholder servicing fees and distribution fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (c) costs and expenses associated with any repurchase of any securities by the General Partner, (d) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (e) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory or self-regulatory body, including the SEC, and any National Securities Exchange upon which any REIT Shares are Listed, (f) any advisory fee payable to any Advisor under any applicable Advisory Agreement and other fees and expenses payable to other service providers of the General Partner, (g) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, including the costs and expenses relating to the registration of any securities issued pursuant to any such plan, (h) costs and expenses incurred by the General Partner relating to any issuance, exchange, repurchase or redemption of Partnership Interests, and (i) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

REIT Share means a common share of beneficial interest in the General Partner (or common equity security in a successor entity, as the case may be), $0.01 par value per share, without regard to class, the terms and conditions of which are set forth in the Declaration.

REIT Shares Amount, with respect to any Partnership Units of any Class tendered for redemption by an Redeemed Partner pursuant to Section 8.5, means a number of REIT Shares equal to the number of such Partnership Units of the Class Corresponding to the Class of Partnership Units tendered for redemption (and if Partnership Units of multiple Classes are tendered for redemption, the REIT Shares Amount shall be determined separately for each Class of Partnership Units); adjusted, if necessary, in accordance with the principles of Section 4.3(a)(iii); provided that, in the event the General Partner issues to all holders of REIT Shares of any Class rights, options, warrants or convertible or exchangeable securities entitling the Shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

SEC means the Securities and Exchange Commission.

Service means the Internal Revenue Service.

Special Limited Partner means ExchangeRight Income Fund GP, LLC, a Delaware limited liability company, or any other Person who is admitted from time to time as a substitute or additional Special Limited Partner as provided herein, and any of their successors as Special Limited Partner, in each case, that has not ceased to be a general partner of the Partnership as provided herein and in the Act, in such Person’s capacity as a Special Limited Partner of the Partnership.

Special Limited Partner Interest means the interest of the Special Limited Partner in the Partnership representing its right as the holder of an interest in distributions described in Section 5.2 hereof (and any corresponding allocations of income, gain, loss and deduction under this Agreement), and not any interest in Partnership Units it may own from time to time.

Sponsor means ExchangeRight Real Estate, LLC, a California limited liability company, an Affiliate of the General Partner and the Special Limited Partner.

Shares means shares of beneficial interest in the General Partner of any class or series, including REIT Shares or preferred shares of beneficial interest (or equity securities in a successor entity, as the case may be).

Specified Redemption Date means the first business day of the month that is at least 60 business days after the receipt by the General Partner of the Notice of Redemption.

Shareholders means the registered holders of Shares.

Subsidiary means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

Subsidiary Partnership means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.

Substitute Limited Partner means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

Surviving General Partner has the meaning set forth in Section 7.1(c) hereof.

Transaction has the meaning set forth in Section 7.1(b) hereof.

Transfer has the meaning set forth in Section 9.2(a) hereof.

Trustee means the trustee of the General Partner.

Value means, with respect to any REIT Shares of a Class, the average of the daily market price of a REIT Share of such Class for the ten (10) consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (a) if REIT Shares of such Class are Listed, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (b) if REIT Shares of such Class are not Listed, the Net Asset Value Per REIT Share of such Class for the REIT Shares of that Class; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares of any Class would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE 2

PARTNERSHIP FORMATION AND IDENTIFICATION

2.1. Formation. The Partnership was formed as a limited partnership pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement.

2.2. Name, Office and Registered Agent. The name of the Partnership is ExchangeRight Income Fund Operating Partnership, LP. The principal office and place of business of the Partnership shall be located at 1055 E. Colorado Blvd., Suite 310, Pasadena, CA 91106 or any other place selected by the General Partner. The name and address of the Partnership’s registered agent is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, or any other registered agent selected by the General Partner. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

2.3. Partners.

(a) The General Partner of the Partnership is ExchangeRight Income Fund, a Maryland statutory trust. Its principal place of business is the same as that of the Partnership.

(b) The Limited Partners are those Persons identified as Limited Partners in the Register from time to time.

2.4. Term and Dissolution.

(a) The Partnership shall have perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of the last remaining General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership or limited liability company, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership or member of such limited liability company shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partners or members, either alone or with additional partners or members, and such General Partner and such partners or members comply with any other applicable requirements of this Agreement; or

(ii) The election by the General Partner that the Partnership should be dissolved.

(b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations) or (ii) distribute the assets to the Partners in kind.

2.5. Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and shall use commercially reasonable efforts to execute, acknowledge, record and file all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6. Certificates Describing Partnership Units. Upon the request of a Limited Partner, the Partnership may, at the option of the General Partner, issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number and Class of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (a) shall be in form and substance as approved by the General Partner, (b) shall not be negotiable and (c) shall bear a legend to the following effect:

THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF EXCHANGERIGHT INCOME FUND OPERATING PARTNERSHIP, LP, AS AMENDED FROM TIME TO TIME.

ARTICLE 3

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Declaration. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1. Capital Contributions. The General Partner and the Limited Partners have made Capital Contributions to the Partnership in exchange for the Partnership Interests set forth in the Register.

4.2. Classes of Partnership Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated as Common Units including, but not limited to, Class A Common Units, Class I Common Units and Class S Units. The Common Units shall have the rights and obligations attributed to that Class under this Agreement.

(a) Class A Common Units.

(i) General. Except as otherwise set forth in this Section 4.2(a), each Class A Common Unit is a Common Unit which entitles the holder thereof to the rights of a holder of a Common Unit as provided in this Agreement and which Corresponds to a Class A REIT Share of the General Partner, the terms and conditions of which are set forth in the Declaration.

(ii) Distributions. For purposes of distributions payable to Junior Units pursuant to Section 5.2(a) of this Agreement, the holders of Class A Common Units shall be entitled to share in amounts distributable to the holders of Junior Units, including the Class I Common Units and the Class S Common Units, and, except as may be provided in the terms of any other Class of Common Units, pro rata, based on the total number of Class A Common Units outstanding and by the total number of Common Units of such other Class or Classes outstanding, in each case as of the record date for such distribution.

(iii) Conversion of Class A Common Units. Each Class A Common Unit held by a Limited Partner shall automatically and without any action on the part of the Limited Partner convert into a number of Class I Common Units equal to the Class A Conversion Rate upon a Conversion Event unless, at least five (5) days before the effective date of such Conversion Event, the General Partner determines, in its sole and absolute discretion, that such conversion shall not occur in connection with such Conversion Event, but any such determination shall not preclude the conversion of Class A Common Units into Class I Common Units in connection with the occurrence of any successive Conversion Event.

(b) Class I Common Units.

(i) General. Except as otherwise set forth in this Section 4.2(b), each Class I Common Unit is a Common Unit which entitles the holder thereof to the rights of a holder of a Common Unit as provided in this Agreement and which Corresponds to a Class I Common Share of the General Partner, the terms and conditions of which are set forth in the Declaration.

(ii) Distributions. For purposes of distributions payable to Junior Units pursuant to Section 5.2(a) of this Agreement, the holders of Class I Common Units shall be entitled to share in amounts distributable to the holders of Junior Units, including the Class I Common Units and, except as may be provided in the terms of any other Class of Common Units, pro rata, based on the total number of Class A Common Units outstanding and by the total number of Common Units of such other Class or Classes outstanding, in each case as of the record date for such distribution.

(c) Class S Common Units.

(i) General. Except as otherwise set forth in this Section 4.2(c), each Class S Common Unit is a Common Unit which entitles the holder thereof to the rights of a holder of a Common Unit as provided in this Agreement and which Corresponds to a Class S REIT Share of the General Partner, the terms and conditions of which are set forth in the Declaration.

(i) Distributions. For purposes of distributions payable to Junior Units pursuant to Section 5.2(a) of this Agreement, the holders of Class S Common Units shall be entitled to share in amounts distributable to the holders of Junior Units, including the Class A Common Units and the Class I Common Units, and, except as may be provided in the terms of any other Class of Common Units, pro rata, based on the total number of Class S Common Units outstanding and by the total number of Common Units of such other Class or Classes outstanding, in each case as of the record date for such distribution.

(ii) Conversion of Class S Common Units. Each Class S Common Unit held by a Limited Partner shall automatically and without any action on the part of the Limited Partner convert into a number of Class I Common Units equal to the Class S Conversion Rate upon a Conversion Event unless, at least five (5) days before the effective date of such Conversion Event, the General Partner determines, in its sole and absolute discretion, that such conversion shall not occur in connection with such Conversion Event, but any such determination shall not preclude the conversion of Class S Common Units into Class I Common Units in connection with the occurrence of any successive Conversion Event.

4.3. Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3 or in Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, but only in the manner contemplated in this Section 4.3.

(a) Issuances of Additional Partnership Interests.

(i) General. Subject to Section 4.3(a)(ii), the General Partner may cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units of any Class, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner may cause the Partnership to issue Partnership Units (A) upon the conversion, redemption or exchange of any debt, Partnership

Units, or other securities issued by the Partnership, (B) for less than fair market value, (C) for no consideration, (D) in connection with any merger or consolidation of any other Person into the Partnership, or (E) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more Classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any Junior Units, as shall be determined by the General Partner, without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner may specify the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests. Except to the extent specifically set forth in any Partnership Unit Designation, a Partnership Interest of any Class other than a Junior Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall amend the Register and the books and records of the Partnership as appropriate to reflect such issuance.

(ii) Issuances to the General Partner. No additional Partnership Interests or Additional Partnership Securities shall be issued to the General Partner unless:

(A) (1) the additional Partnership Interests or Additional Partnership Securities are issued in connection with an issuance of an equal number (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)) of a Corresponding Class of Shares or Additional REIT Securities in accordance with this Section 4.3 and (2) (I) such Shares or Additional REIT Securities are issued to the Partnership in consideration for the issuance of such additional Partnership Interests or Additional Partnership Securities to the General Partner, (II) the additional Partnership Interests or Additional Partnership Securities are issued upon the conversion, redemption, exercise, exchange or repurchase of outstanding Partnership Interests or Additional Partnership Securities, or debt securities issued by the Partnership that are convertible into or exchangeable for the additional Shares referenced in clause (A)(1), above, or (III) the General Partner makes a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such Shares or Additional REIT Securities;

(B) the additional Partnership Interests or Additional Partnership Securities are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests;

(C) the additional Partnership Interests or Additional Partnership Securities are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests; or

(D) the additional Partnership Interests or Additional Partnership Securities are issued in accordance with Section 4.4 or Section 4.11.

The limitations set forth in this Section 4.3(a)(ii) shall not limit the power of the General Partner to acquire Partnership Interests from other Partners, pursuant to this Agreement or otherwise.

(iii) Adjustment Events. In the event the General Partner (A) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares of such Class or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares of such Class, (B) subdivides any Class of its outstanding REIT Shares, or (C) combines the outstanding REIT Shares of any Class into a smaller number of REIT Shares of such Class, then the number of outstanding Partnership Units of the applicable Class shall be adjusted automatically, and without any amendment to this Agreement or consent or approval of any Limited Partner, as necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding REIT Shares of the Corresponding Class. Additionally, in the event that any other entity shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity or the division of the General Partner into more than one entity (the “Successor Entity”), the number of outstanding Partnership Units of each affected Class shall be adjusted automatically, and without any amendment to this Agreement or consent or approval of any Limited Partner, by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of the Corresponding Class is converted pursuant to such merger, consolidation, combination or division, determined as of the date of such merger, consolidation, combination or division. Any such adjustment to the number of outstanding Partnership Units of any Class shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date, of such dividend, distribution, subdivision, or combination, or such merger, consolidation, combination or division, the number of outstanding Partnership Units of any Class shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision, or combination or such merger, consolidation, combination or division. If the General Partner takes any other action affecting its Shares of any Class other than actions specifically described above and, the General Partner determines that such action would require an adjustment to the number of Partnership Units of the Corresponding Class to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding Shares of the Corresponding Class, the number of Partnership Units of such Class, shall be adjusted automatically, and without any amendment to this Agreement or consent or approval of any Limited Partner, at the time specified by the General Partner in its determination, as the General Partner has determined to be necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding Shares of the Corresponding Class.

(b) Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that, if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.2 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a)(iii) hereof.

(c) Issuance of Shares or Additional REIT Securities by the General Partner. Except as provided in Section 4.4 or Section 4.11, or in connection with the acquisition by the General Partner of Partnership Interests of a Class that Correspond to such additional Shares, the General Partner shall not issue any additional Shares or Additional REIT Securities unless (i) the Partnership issues Partnership Interests or Additional Partnership Securities to the General Partner that Correspond to the additional Shares or Additional REIT Securities in an equal number (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)) and (ii) (A) such additional Shares or Additional REIT Securities are issued to the Partnership in consideration for the issuance of the Corresponding additional Partnership Interests or Additional Partnership Securities, (B) the additional Shares or Additional REIT Securities are issued upon the conversion, redemption, exercise, exchange or repurchase of outstanding Shares or Additional REIT Securities, or debt securities issued by the Partnership that are convertible into or exchangeable for the additional Shares referenced in clause (c)(i), above, (C) the additional Shares or Additional REIT Securities are issued pro rata to the holders of all outstanding Shares of any Class or (D) the General Partner contributes the net proceeds from the issuance of such additional Shares or Additional REIT Securities and from any exercise of rights contained in such additional Shares or Additional REIT Securities to the Partnership; provided, however, that the General Partner may issue additional Shares or Additional REIT Securities in connection with an acquisition of a Property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of additional Shares or Additional REIT Securities have been approved and determined to be in the best interests of the General Partner and the Partnership, collectively, by the Trustee. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares or Additional REIT Securities for less than fair market value, or for no consideration, and to cause the Partnership to issue to the General Partner Corresponding Partnership Interests or Additional Partnership Securities, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, collectively. For example, and without limiting the foregoing, in the event the General Partner issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the Partnership shall issue to the General Partner an equal number of additional Partnership Units of the Class of Partnership Units that Corresponds to the Class of REIT Shares so issued by the General Partner.

Section 4.4 Share Incentive Plans; Dividend Reinvestment Plans; Cash Option Purchase Plans and Other Plans.

(a) Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating share incentive plans for the benefit of employees, directors, trustees, members, managers or business associates of the General Partner, the Partnership, any Advisor or any of their Affiliates or from issuing Shares or Additional REIT Securities pursuant to any such plans. The General Partner may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted REIT Shares and the issuance of Corresponding Partnership Units), whether taken with respect to or by an employee or other service provider of the General Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner, which may be set forth in plan implementation guidelines that the General Partner may establish or amend from time to time without the consent or approval of any Limited Partner. The Partnership is expressly authorized to issue Partnership Units or Additional Partnership

Securities (i) in accordance with the terms of any such stock incentive plans or plan implementation guidelines or (ii) in an amount equal to the number of REIT Shares or Additional REIT Securities issued pursuant to any such stock incentive plans (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)), without any further act, approval or vote of any Partner or any other Persons.

(b) Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (i) shall be utilized by the General Partner to effect open market purchases of REIT Shares or (ii) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Units. Upon such contribution, the Partnership will issue to the General Partner an equal number of Partnership Units of a Class that Corresponds to the Class of REIT Shares so issued (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)).

Section 4.5. Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds for any Partnership purpose, the General Partner may (a) cause the Partnership to obtain such funds from outside borrowings, or (b) elect to have the General Partner or any of its Affiliates provide such additional funds to the Partnership through loans or otherwise.

Section 4.6. Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704- 1(b)(2)(iv). If (a) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (b) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (c) the Partnership is liquidated within the meaning of Regulation Section 1.704- 1(b)(2)(ii)(g), or (d) a Partnership Interest (other than a de minimis interest) is granted as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

Section 4.7. Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.7, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (a) as if the taxable year had ended on the date of the adjustment or (b) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

Section 4.8. No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

Section 4.9. Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

Section 4.10. No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Treas. Reg. Section 1.704 1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.

Section 4.11. Conversion or Redemption of Preferred Shares; Redemption of REIT Shares.

(a) Conversion of Preferred Shares. Subject to the terms of any Partnership Unit Designation, if, at any time, any Preferred Shares are converted into REIT Shares of any Class, in whole or in part, then an equal number of Partnership Units held by the General Partner of the Class of Partnership Units Corresponding to the Preferred Shares so converted shall automatically be converted into an equal number of Junior Units of the Class Corresponding to the REIT Shares into which such Preferred Shares were converted (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)).

(b) Redemption of Preferred Shares. Subject to the terms of any Partnership Unit Designation, if, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner for cash, then, immediately prior to such redemption of Preferred Shares, the Partnership shall redeem an equal number of Partnership Units held by the General Partner that Correspond to the Class of Preferred Shares so redeemed, repurchased or acquired (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)) upon the same terms and for the same price per Partnership Unit as such Preferred Shares are redeemed, repurchased or acquired.

(c) Redemption, Repurchase or Forfeiture of REIT Shares. Except as provided in Section 4.4, if, at any time, any REIT Shares of any Class are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any equity plan, automatically or by means of another arrangement) by the General Partner, then, immediately prior to such redemption, repurchase or acquisition of REIT Shares of any Class, the Partnership shall redeem an equal number of Junior Units held by the General Partner of the Class that Corresponds to the Class of REIT Shares so redeemed, repurchased or acquired (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)), such redemption, repurchase or acquisition to be upon the same terms and for the same price per Partnership Junior Unit (after giving effect to any adjustment in accordance with the principles of Section 4.3(a)(iii)) as such REIT Shares are redeemed, repurchased or acquired.

ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS

Section 5.1. Allocations.

(a) Allocation of Profits and Losses.

(i) General. After giving effect to the special allocations set forth in Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(g), the Partnership’s Profits and Losses for each Allocation Period shall be allocated among the Partners in a manner such that, after such allocations have been made, the balance of each Partner’s Capital Account will, to the extent possible, be equal to an amount that would be distributed to such Partner if (A) the Partnership were to sell its assets for their Book Values, (B) all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Values of the assets securing such liability), and (C) the Partnership were to liquidate and distribute the proceeds of sale pursuant to Section 5.6, minus the sum of (x) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and (y) the amount, if any, that such Partner would be obligated (or deemed obligated) to contribute, in its capacity as a Partner, to the Partnership, computed immediately prior to the hypothetical sale of assets.

(ii) Stop Loss. To the extent that any allocation of Losses would cause any Partner to have a deficit in its Adjusted Capital Account balance or would cause an increase in any such deficit, the portion of any such Losses that would cause or increase such deficit shall be allocated among the Partners with positive Adjusted Capital Account balances in proportion to such positive balances. If Losses are reallocated pursuant to this Section 5.1(a)(ii) in any Allocation Period, then notwithstanding Section 5.1(a)(i), Profits shall first be allocated to the Partners who were allocated such Losses to the extent of, in proportion to, and in the reverse order in which such Losses were allocated to them pursuant to this Section 5.1(a)(ii) until the cumulative amount of Profits allocated to each Partner pursuant to this sentence is equal to the cumulative amount of Losses previously allocated to such Partner pursuant to this Section 5.1(a)(ii).

(b) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests in Junior Units, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” within the meaning of Regulations Section 1.704-2(b)(4) to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704- 2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Allocation Period, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Allocation Period, then, subject to the exceptions set forth in Regulations Section 1.704-2(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest in Junior Units.

(c) Qualified Income Offset. If a Partner unexpectedly receives in any Allocation Period an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be specially allocated for such Allocation Period (and, if necessary, subsequent Allocation Periods) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d); provided, that an allocation pursuant to this Section 5.1(c) shall be made only if and to the extent that such Partner would have a deficit Capital Account balance after all other allocations provided for in Article 5 have been tentatively made as if this Section 5.1(c) were not in this Agreement. This Section 5.1(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d) Priority Allocation With Respect to Preferred Units. Items of Partnership gross income or gain for the current Allocation Period, shall be specially allocated to Partners that own Preferred Units in an amount equal to the excess, if any, of the cumulative distributions received by such Partner for or with respect to the current Allocation Period and all prior Allocation Periods with respect to such Preferred Units (with a distribution made on the first business day after the end of a year being treated as made with respect to such year) (other than distributions that are treated as being in satisfaction of the Liquidation Preference for any Preferred Units held by such Partner or amounts paid in redemption of any Preferred Units, except to the extent that the Liquidation Preference or amount paid in redemption includes accrued and unpaid distributions) over the cumulative allocations of gross income and gain to such Partner under this Section 5.1(d) for all prior taxable years.

(e) Allocations between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of Profit and Loss and other items of income, gain, loss or deduction allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method, or combination thereof, shall be used to allocate the distributive shares of Profit and Loss and other items of income, gain, loss or deduction between the transferor and the transferee Partner.

(f) Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704- 1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(b), 5.1(c) or 5.1(d). All allocations of income, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.

(g) Curative Allocations. The allocations set forth in Section 5.1(b) and 5.1(c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, and taking into account anticipated further Regulatory Allocations, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1(a), 5.1(d) and 5.1(e).

(h) Time for Making Allocations. Profits, Losses and any other items of income, gain, loss, deduction and credit shall be allocated among the Partners as of the last day of each Allocation Period; provided, however, that Profits, Losses and such other items shall also be allocated at such times as the Partnership’s property is revalued in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).

Section 5.2. Distributions.

(a) Cash Available for Distribution. The Partnership shall distribute cash at such times and in such amounts as determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such distribution period in the following order of priority:

(i) first, to the holders of Preferred Units in such amount as is required for the Partnership to pay all distributions and any other amounts with respect to such Preferred Units accumulated, due or payable in accordance with the instruments designating such Preferred Units through the last day of such distribution period (such distributions shall be made to each Class of Preferred Units in the order of priority and with such preferences as have been established with respect to such Class as of the last day of the applicable distribution period and among the holders of Preferred Units within each such Class, in accordance with their respective Percentage Interests in Preferred Units in such Class on the Partnership Record Date);

(ii) second, to the holders of Junior Units, in accordance with the respective rights of each such Class of Junior Units, and among the holders of Junior Units within each such Class, including the General Partner, in accordance with their respective Percentage Interests in Junior Units in such Class on the Partnership Record Date, until the Hurdle Amount is equal to zero;

(iii) third, to the holders of Junior Units, in accordance with the respective rights of each such Class of Junior Units, and among the holders of Junior Units within each such Class, including the General Partner, in accordance with their respective Percentage Interests in Junior Units in such Class on the Partnership Record Date, until the Net Capital Contribution Amount is equal to zero; and

(iv) thereafter, twenty percent (20%) to the Special Limited Partner and eighty percent (80%) to the holders of Junior Units, in accordance with the respective rights of each such Class of Junior Units, and among the holders of Junior Units within each such Class, including the General Partner, in accordance with their respective Percentage Interests in Junior Units in such Class on the Partnership Record Date;

provided, however, that if a new or existing Partner other than the General Partner (whether in its capacity as General Partner or in its capacity as a Limited Partner) acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the next day after a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest (or relating to the Partnership Record Date if such Partnership Interest was acquired on a Partnership Record Date) shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(b) Incentive Listing Distribution to Special Limited Partner. Subject to the distribution, liquidation preference, redemption, repurchase and other rights, if any, of the holders of any Preferred Units, and Section 5.2(e), after a Listing, the General Partner shall cause the Special Limited Partner to receive the Incentive Listing Distribution in the form of Listed REIT Shares or, in the sole discretion of the General Partner, cash or any combination of cash and Listed REIT Shares, in complete redemption of the Special Limited Partner Interest, on the first trading day that is 180 days after the first date on which the REIT Shares of any Class are Listed and is after any contractual lockup arrangements or similar prohibitions on the sale of Listed REIT Shares entered into by holders of REIT Shares of any Class in connection with the Listing have expired.

(c) Incentive Distributions to Special Limited Partner upon Extraordinary Transaction. Subject to the distribution, liquidation preference, redemption, repurchase and other rights, if any, of the holders of any Preferred Units, and Section 5.2(e), upon the occurrence of an Extraordinary Transaction, the General Partner shall cause the Special Limited Partner to receive the Incentive Distribution Upon Extraordinary Transaction on the closing date of such Extraordinary Transaction in complete redemption of the Special Limited Partner Interest.

(d) Distributions of Cash to Pay Taxes. Within 90 days of the end of each taxable year of the Partnership, but subject to Section 5.2(e), the Special Limited Partner shall be entitled to receive cash distributions or advances from the Partnership in amounts sufficient to enable the Special Limited Partner and individual members of the Special Limited Partner to discharge any federal, state and local liability arising as a result of allocations of tax items of Partnership income or gain to the Special Limited Partner for such taxable year, determined by assuming the applicability of the highest combined effective marginal federal, state and local income tax rate applicable to an individual residing in Los Angeles, California (a “Tax Distribution”), but only if and to the extent that the amount of such tax liability exceeds the total amount of cash distributed to the Special Limited Partner pursuant to Sections 5.2 (a), (b) or (c) for such taxable year. The amount of such tax liability shall be calculated by taking into account the character of any income or gain and the income tax rates applicable thereto. The calculation shall be made on the assumption that taxable income from the Partnership is the Special Limited Partner’s only taxable income. Tax Distributions determined pursuant to this Section 5.2(d) shall be considered an advance against the next distributions payable by the Partnership to the Special Limited Partner and shall offset such distributions.

(e) Coordination of Special Limited Partner Distributions. The following provisions shall apply to the General Partner in connection with distributions made pursuant to Sections 5.2(a), (b) or (c) herein:

(i) Any amounts paid or are reasonably estimated to become payable to the Special Limited Partner pursuant to Section 5.2(a)(iv) or Section 5.2(d) prior to Listing shall reduce dollar for dollar the amount of the Incentive Listing Distribution distributed pursuant to Section 5.2(b). If the Special Limited Partner receives the Incentive Listing Distribution pursuant to Section 5.2(b), the Special Limited Partner will no longer be entitled to receive distributions pursuant to Section 5.2(a)(iv), any Tax Distributions pursuant to Section 5.2(d) or the Incentive Distribution Upon Extraordinary Transaction pursuant to Section 5.2(c).

(ii) Any amounts paid or are reasonably estimated to become payable to the Special Limited Partner pursuant to Section 5.2(a)(iv) or Section 5.2(d) prior to an Extraordinary Transaction shall reduce dollar for dollar the amount of the Incentive Distribution Upon Extraordinary Transaction to be distributed pursuant to Section 5.2(c). If the Special Limited Partner receives the Incentive Distribution Upon Extraordinary Transaction pursuant to Section 5.2(c), the Special Limited Partner will no longer be entitled to receive distributions pursuant to Section 5.2(a)(iv), any Tax Distributions pursuant to Section 5.2(d) or the Incentive Listing Distribution pursuant to Section 5.2(b).

(iii) If any amount payable to the Special Limited Partner pursuant to this Section 5.2 would prevent the REIT from being able to, or would prevent the Partnership from being able to distribute sufficient amounts to the General Partner pursuant to Section 5.2(a) to enable the General Partner to, meet its REIT Distribution Requirement, the General Partner may, in its sole discretion, (A) defer the payment of amounts distributable to the Special Limited Partner pursuant to this Section 5.2 until such time or times that such amounts can be paid to the Special Limited Partner without causing the General Partner to fail to meet its REIT Distribution Requirement and (B) cause the Partnership to distribute some or all of the amounts otherwise subject to the priority distribution to the Special Limited Partner pursuant to this Section 5.2 to the General Partner in an amount sufficient to enable the General Partner to meet its REIT Distribution Requirement.

(f) Withholding; Partnership Loans. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the excess of the amount required to be withheld over the actual amount to be distributed shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. Any amounts treated as a Partnership Loan pursuant to this Section 5.2(f) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership is deemed to extend the loan until such loan is repaid in full.

(g) Limitation on Distributions. In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

Section 5.3. REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to meet the REIT Distribution Requirement.

Section 5.4. No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

Section 5.5. Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

Section 5.6. Distributions upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans any remaining assets of the Partnership shall be distributed among the partners as follows: (a) first, to the holders of the Preferred Units until an amount has been distributed in respect of each Preferred Unit that is equal to such Preferred Unit’s Liquidation Preference (such distributions shall be made to each Class of Preferred Units in the order of priority and with such preferences as have been established with respect to such Class as of the last day of the applicable distribution period and among the Partners within each such Class, in accordance with their respective Percentage Interests in Preferred Units in such Class); and (b) thereafter, in accordance with Section 5.2(a). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

Section 5.7. Treatment of Special Limited Interest as Profits Interest. The Partners acknowledge and agree that the Special Limited Partner has not and will not make Capital Contributions to the Partnership and is receiving only a “profits interest” (within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001-2 C.B. 191) in the Partnership in exchange for services rendered, or to be rendered, to or for the benefit of the Partnership.

ARTICLE 6

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

Section 6.1. Management of the Partnership.

(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof, including the terms of any Partnership Unit Designation, shall have full and exclusive power and authority, without the consent of any Limited Partner, to conduct or authorize the conduct of the business of the Partnership, to exercise or direct the exercise of all powers of the Partnership and the General Partner under the Act and this Agreement and to effectuate the purposes of the Partnership, including, without limitation, to cause the Partnership to enter into agreements or engage in transactions with affiliates of the Partnership or the General Partner, issue additional Partnership Interests, make distributions, sell, pledge, lease, mortgage or otherwise dispose of all, substantially all or any portion of its assets, form and conduct all or any portion of its business and affairs through subsidiaries or joint ventures of any form, merge with or into, convert to another form of entity or jurisdiction of formation, incur or guarantee debt for any purpose and obtain and maintain casualty, liability and other insurance on the Properties and liability insurance for the Indemnitees hereunder.

(b) Except as otherwise expressly provided in this Agreement and subject to the rights of any holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act without any further act, approval or vote of the Partners or any other Persons and, in the absence of any specific trust action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer or trustee of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under the Act and this Agreement or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such trustee or officer with respect thereto.

(c) The determination as to any of the following matters, made by or at the direction of the General Partner consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Junior Units or Preferred Units; the amount and timing of any distribution; any determination to redeem Common Units tendered for redemption pursuant to Section 8.5; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; the Value of any REIT Share; the Net Asset Value of any Share or the Net Asset Value Per Share; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

(d) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(e) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(f) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section 6.2. Reimbursement of General Partner.

(a) Except as provided in this Section 6.2 and elsewhere in this Agreement (including the provisions of Articles 5 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses.

Section 6.3. General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of Properties, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition of any Property, but if and only if, direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership, collectively, by the Trustee.

Section 6.4. Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 6.5. Outside Activities. Subject to the Declaration and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner or its Trustee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

Section 6.6. Transactions with Affiliates.

(a) The Partnership may lend or contribute funds or other assets to the General Partner and its Subsidiaries or other Persons in which the General Partner has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. It is expressly acknowledged and agreed by each Partner that the General Partner may (i) borrow funds from the Partnership in order to redeem, at any time or from time to time, any Shares or Additional REIT Securities previously or hereafter issued by the General Partner or (ii) put to the Partnership, for cash, any Shares or Additional REIT Securities that the General Partner may desire or be required to purchase or redeem.

(b) Except as provided in Section 6.3 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) The General Partner and its affiliates may sell, transfer or convey any property to the Partnership, or be employed or retained by the Partnership and may otherwise deal with the Partnership, directly or indirectly, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the General Partner.

(d) The General Partner, without the approval of the Partners or any of them or any other Persons, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Partnership or any of the Partnership’s Subsidiaries.

(e) The General Partner, without the approval of the Partners or any of them or any other Persons, may cause the merger or consolidation of one or more DST Programs with or into the Partnership or any subsidiary of the Partnership, or cause the Partnership to issue Partnership Interests in exchange for or upon conversion of interests in the DST Programs, so long as, in the case of a merger or consolidation, the conditions set forth in Section 7.1(b)(iii) are satisfied as though such merger or consolidation constituted a “Transaction” within the meaning of that Section.

Section 6.7. Liability of the General Partner.

(a) To the maximum extent permitted under the Act, the only duties that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the implied contractual covenant of good faith and fair dealing, and to act with the fiduciary duties of care and loyalty which have been, in accordance with the Act, modified as set forth in this Section 6.7. The General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of Partnership Interest). The provisions of this Agreement other than this Section 6.7 shall create contractual obligations of the General Partner only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the General Partner under the Act.

(b) The Limited Partners agree that: (i) the General Partner (and the Trustee, and the managers and members of the Trustee) is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s shareholders collectively; and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner or its shareholders, on the other hand, the General Partner may give priority to the separate interests of the General Partner and its Shareholders (including, without limitation, with respect to the tax consequences to Limited Partners or the Shareholders) and, in the event of such a conflict, any action or failure to act on the part of the General Partner (or the Trustee, or the managers and members of the Trustee) that gives priority to the separate interests of the General Partner or the Shareholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and the Partners.

(c) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. Except as otherwise agreed by the Partnership, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner or the Partnership pursuant to the General Partner’s authority under this Agreement.

(d) Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents, including through an Advisor and its employees and agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

(e) In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by an officer, employee or agent of the General Partner or the Trustee, or any agent of the Partnership or any such subsidiary, or by a lawyer, certified public accountant, appraiser or other person engaged by the Partnership as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(f) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, does not violate any duty, fiduciary or otherwise, of the General Partner to the Partnership or any other Partner.

(g) Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by the General Partner pursuant to any other written instrument, the General Partner shall not have any liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder except pursuant to Section 8.5 hereof. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant Section 8.5 hereof or any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

(h) No trustee, officer, manager, member or agent of the General Partner or the Trustee, and no member or manager of the trustee of the General Partner shall have any duties directly to the Partnership or any Partner. No trustee, officer, manager, member or agent of the General Partner or the Trustee, and no member or manager of the Trustee shall be directly liable to the Partnership or any Partner for money damages by reason of their service as such.

(i) Any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, the Trustee’s or their respective officers’, managers’, members’ or agents’ liability to the Partnership and the Limited Partners under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.8. Indemnification.

(a) To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise, arising out of such Indemnitee’s service in the capacity that qualifies such Person as an Indemnitee; provided, however, that the Partnership shall not indemnify an Indemnitee (i) arising from actions or omissions by the Indemnitee that are material to the matter giving rise to the action and are established by a final judgment of a court of competent jurisdiction to constitute fraud, intentional harm or gross negligence on the part of the Indemnitee, (ii) arising from an action or proceeding initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 6.8 or under any other applicable law or agreement) or (iii) with respect to any claim as to which the Indemnitee is established by a final judgment of a court of competent jurisdiction to be liable to the Partnership, and then only with respect to such claim. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership

(including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 6.8 favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 6.8 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law, subject only to the express limitations set forth in clauses (i), (ii) and (iii) of this Section 6.8. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.8(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 6.8(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 6.8 all be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 6.8.

(b) To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 6.8(a) has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met, provided that such undertaking need not be secured and shall be without reference to the financial ability for repayment.

(c) The indemnification provided by this Section 6.8 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 6.8, unless such liabilities arise as a result of such Indemnitee’s fraud, intentional harm or gross negligence on the part of the Indemnitee.

(f) In no event may an Indemnitee subject any of the holders of Partnership Units to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied any indemnification to which such Indemnitee may be entitled under this Section 6.8 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.8 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 6.8 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).

ARTICLE 7

CHANGES IN GENERAL PARTNER

Section 7.1. Transfer of the General Partner’s Partnership Interest.

(a) The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in Section 7.1(b), (c) or (d).

(b) Except as otherwise provided in Section 7.1(c) hereof, the General Partner shall not engage in any merger, consolidation, division or other combination with or into another Person or sale of all or substantially all of its assets outside of the ordinary course of its business, other than solely in connection with a change in the General Partner’s state of organization or organizational form (a “Transaction”), unless:

(i) the approval of Limited Partners holding a majority of the outstanding Common Units then held by Limited Partners is obtained;

(ii) in connection with any such Transaction, each holder of Common Units (other than the General Partner and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Junior Unit of any Class, an amount of cash, securities or other property equal to the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share of the Corresponding Class (subject to adjustment in accordance with the principles of Section 4.3(a)(iii)) pursuant to the terms of such Transaction; provided, that if, in connection with such Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding REIT Shares, each holder of Common Units of any Class (other than the General Partner and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Common Units of such Class would have received had it exercised its Redemption Right pursuant to Section 8.5 hereof and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Transaction shall have been consummated (the fair market value, at the time of the Transaction, of the amount specified herein with respect to each Junior Unit is referred to as the “Transaction Consideration”); or

(iii) all of the following conditions are met: (A) substantially all of the assets directly or indirectly owned by the Partnership prior to the announcement of the Transaction are, immediately after the Transaction, owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation, combination, division or sale of assets with the Partnership (in each case, the “Surviving Partnership”); (B) the Surviving Partnership is classified as a partnership for U.S. Federal income tax purposes; (C) the Limited Partners (other than the General Partner) that held Common Units immediately prior to the consummation of such Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (D) the rights of such Limited Partners with respect to the Surviving Partnership are at least as favorable as those of Limited Partners holding Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (E) below) and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (E) such rights include: (1) if the General Partner or its successor is a REIT with a single class of Listed common equity securities, the right to redeem their interests in the Surviving Partnership at any time for one of the following: (I) a number of such REIT’s Publicly Traded common equity securities with a fair market value, as of the date of consummation of such Termination Transaction, equal to the Transaction Consideration, subject to antidilution adjustments comparable to those set forth in Section 4.3(a)(iii) (the “Successor Shares Amount”); or (II) cash in an amount equal to the fair market value of the Successor Shares Amount at the time of such redemption, determined in a manner consistent with the definition of “Value” herein; or (2) if the General Partner or its successor is not a REIT with a single class of Listed common equity securities, the right to redeem their interests in the Surviving Partnership at any time for cash in an amount equal to the fair market value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Partnership.

(c) Notwithstanding Section 7.1(b), the General Partner may, without the vote or approval of any Limited Partner:

(i) transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii) engage in Transactions not required by law or by the rules of any National Securities Exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

(d) The General Partner may voluntarily withdraw as a general partner of the Partnership only (i) upon the approval of Limited Partners holding a majority of the outstanding Common Units then held by Limited Partners or (ii) in connection with a transfer of the General Partner’s entire Partnership Interest permitted in this Section 7.1 and the admission of the Transferee as a successor General Partner of the Partnership pursuant to the Act and this Agreement.

7.2. Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3. Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership or limited liability company, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in or member of such partnership or limited liability company shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partners or members), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger or consolidation of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership or limited liability company, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partners or members), the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by the consent of Limited Partners holding a majority of the outstanding Common Units then held by Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4. Removal of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership or limited liability company, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership or member of such limited liability company shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partners or members. The Limited Partners may not remove the General Partner, with or without cause.

(b) If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within ten (10) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than twenty percent (20%) of the amount of the lower appraisal, the two (2) appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

Section 8.1. Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

Section 8.2. Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest. For the purposes of this Section 8.2, the term “Limited Partner” shall be deemed to include the Special Limited Partner, unless the context otherwise requires.

Section 8.3. Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

Section 8.4. Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any shares of beneficial interest, or other interest, in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

Section 8.5. Redemption Right.

(a) Subject to Sections 8.5(b), 8.5(c), 8.5(d), 8.5(e) and 8.5(f) and the provisions of any agreements between the Partnership and one or more holders of Common Units with respect to Common Units held by them, each holder of Common Units shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership, provided that such Limited Partner shall have been a Limited Partner for at least one year. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeemed Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Common Units subject to the Notice of Redemption pursuant to Section 8.5(b); and provided, further, that no holder of Common Units may deliver more than two (2) Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Redeemed Partner shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) Notwithstanding the provisions of Section 8.5(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Common Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Redeemed Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the Redeemed Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.5(b) with respect to a Notice of Redemption, it shall so notify the Redeemed

Partner within five (5) Business Days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Redeemed Partner pursuant to this Section 8.5(b), the General Partner shall have no obligation to the Redeemed Partner or the Partnership with respect to the Redeemed Partner’s exercise of the Redemption Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of any Redemption Right in the manner described in the first sentence of this Section 8.5(b), the Partnership shall have no obligation to pay any amount to the Redeemed Partner with respect to such Redeemed Partner’s exercise of such Redemption Right, and each of the Redeemed Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, as the case may be, and the Redeemed Partner for federal income tax purposes as a sale of the Redeemed Partner’s Common Units to the General Partner, as the case may be. Each Redeemed Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

(c) Notwithstanding the provisions of Section 8.5(a) and 8.5(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.5(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.5(b)) would violate any restriction on ownership and transfer of Shares set forth in the Declaration or the General Partner otherwise determines in good faith, upon the advice of legal counsel, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code. The General Partner, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.5(c).

(d) Any Cash Amount to be paid to a Redeemed Partner pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may, by providing notice to each affected Redeemed Partner, elect to cause the Specified Redemption Date to be delayed for up to an additional one hundred eighty (180) days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use commercially reasonable efforts to cause the closing of the acquisition of exchanged Common Units hereunder to occur as quickly as reasonably possible.

(e) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

(f) Each Limited Partner covenants and agrees with the General Partner that all Common Units delivered for exchange shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

Section 8.6. Partnership Right to Call Partnership Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners (other than the General Partner or any of its affiliates) are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to purchase any and all outstanding Common Units (other than Common Units held by the General Partner or any of its affiliates) by treating any Limited Partner as a Redeemed Partner who has delivered a Notice of Redemption pursuant to Section 8.5 hereof for the amount and Class of Common Units to be specified by the General Partner by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.6, the provisions of Section 8.5 hereof limiting the Redemption Right of Limited Partners based on the number of Common Units to be Redeemed, the length of time such Limited Partner has held its Common Units or the number of Common Units to be redeemed shall not apply, but the remainder of Section 8.5 hereof shall apply, mutatis mutandis.

Section 8.7. Procedures for Meetings and Actions of the Partners.

(a) Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than ten (10) days nor more than ninety (90) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, or any Partnership Unit Designation, the affirmative vote of Partners holding a majority of the Common Units then held by Partners shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the consent or approval of any Partners is permitted or required under this Agreement, such consent may be given at a meeting of Partners or in accordance with the procedure prescribed in 8.7(b) hereof.

(b) Any action requiring the consent of any Partner or a group of Partners pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

(c) Each Partner entitled to act at a meeting of Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The General Partner may set, in advance, a Partnership Record Date for the purpose of determining the Partners (i) entitled to consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such Partnership Record Date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the Partnership Record Date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the Partnership Record Date for any other determination of Partners (other than the Partners entitled to receive any distribution) shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s beneficial owners and may be held at the same time as, and as part of, the meetings of the General Partner’s beneficial owners.

ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

Section 9.1. Purchase for Investment.

(a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interests is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b) Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

Section 9.2. Restrictions on Transfer of Limited Partnership Interests.

(a) Subject to the provisions of Section 9.2(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Units pursuant to this Article 9 or pursuant to a redemption or exchange of all of its Common Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c) Subject to Section 9.2(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person(s), of which trust such Limited Partner or any such Person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e) No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) the General Partner determines (after consultation with the Partnership’s tax counsel) that such transfer would result in the Partnership being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code) including within the meaning of Section 7704 of the Code, (ii) the General Partner determines in good faith, upon the advice of legal counsel, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

(h) The Special Limited Partner may not Transfer its Special Limited Partner Interest without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, in its sole and absolute discretion, any condition or limitation on the Transfer of the Special Limited Partnership Interest or the admission of any substitute Special Limited Partner.

Section 9.3. Admission of Substitute Limited Partner.

(a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart signature page or joinder thereto or an amendment thereof, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iii) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(iv) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(v) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

Section 9.4. Rights of Assignees of Partnership Interests.

(a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

Section 9.5. Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

Section 9.6. Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly- held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

Section 10.1. Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports and (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

Section 10.2. Custody of Partnership Funds; Bank Accounts.

(a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

Section 10.3. Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year or such other period selected by the General Partner.

Section 10.4. Annual Tax Information and Report. Within ninety (90) days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

Section 10.5. Partnership Representative; Tax Elections; Special Basis Adjustments.

(a) The General Partner is hereby designated as the “partnership representative” of the Partnership within the meaning of Section 6223(a) of the Code. If any state or local tax law provides for a partnership representative or person having similar rights, powers, authority or obligations, the person designated above shall also serve in such capacity (in any such federal, state or local capacity, the “Partnership Representative”). The General Partner may name a replacement Partnership Representative at any time using the procedures set forth Treasury Regulations Section 301.6223-1; provided, however, that the designated Partnership Representative shall serve as the Partnership Representative until resignation, death, incapacity, or removal. In such capacity, the Partnership Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a partnership representative to the extent provided in the Code and the Treasury Regulations, and the Partners hereby agree to be bound by any actions taken by the Partnership Representative in such capacity. The Partnership Representative shall represent the Partnership in all tax matters to the extent allowed by law. Without limiting the foregoing, the Partnership Representative is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Any decisions made by the Partnership Representative, including, without limitation, whether or not to settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Partnership Representative’s sole discretion. The Partnership Representative (i) shall have the sole authority to make any elections on behalf of the Partnership permitted to be made pursuant to the Code or the Regulations promulgated thereunder and (ii) may, in its sole discretion, make an election on behalf of the Partnership under Sections 6221(b) or 6226 of the Code, (iii) may request a modification to any assessment of an imputed underpayment, including a modification for any Partner who is a real estate investment trust or regulated investment company as defined in Sections 586 and 851, respectively, based on such Partner making a deficiency dividend pursuant to Section 860 and a modification based on the tax-exempt status of a reviewed year Partner, and (iv) may take all actions the Partnership Representative deems necessary or appropriate in connection with the foregoing. The Partnership Representative shall be reimbursed and indemnified by the Partnership for all claims, liabilities, losses, costs, damages and expenses, and for reasonable legal and accounting fees, incurred in connection with the performance of its duties as Partnership Representative in accordance with the terms hereof, unless the actions of the Partnership Representative constitute gross negligence or intentional misconduct.

(b) Each Partner hereby covenants to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to examinations of the Partnership’s affairs by tax authorities (including, without limitation, promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest) and shall provide promptly and update as necessary at any times requested by the Partnership Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Partnership Representative deems necessary in connection with (1) any information required for the Partnership to determine the application of Sections 6221-6235 of the Code to the Partnership; (2) an election by the Partnership under Section 6221(b) or 6226 of the Code, and (3) an audit or a final adjustment of the Partnership by a tax authority. The Partnership and the Partners hereby agree and acknowledge that (i) the actions of the Partnership Representative in connection with examinations of the Partnership’s affairs by tax authorities shall be binding on the Partnership and the Partners; and (ii) neither the Partnership nor the Partners have any right to contact the IRS with respect to an examination of the Partnership or participate in an audit of the Partnership or proceedings under Sections 6221-6235 of the Code.

(c) If the Partnership elects the application of Section 6226 of the Code (the “Push-out Election”), the Partners shall take into account and report to the IRS (or any other applicable tax authority) any adjustment to their tax items for the reviewed year of which they are notified by the Partnership in a written statement, in the manner provided in Section 6226(b), whether or not the Partner owns a Partnership Interest at such time. Any Partner that fails to report its share of such adjustments on its tax return, shall indemnify and hold harmless the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership as a result of the Partner’s failure. In addition, each Partner shall indemnify and hold the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates harmless from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership resulting from or attributable to such Partner’s failure to comply with the preceding subsection (b) or this subsection (c). Each Partner acknowledges and agrees that no Partner shall have any claim against the Partnership, the General Partner, the Partnership Representative, or any of their Affiliates for any tax, penalties or interest resulting from the Partnership’s election under Section 6226 of the Code.

(d) If the Partnership does not make an election under Section 6226 of the Code, the amount of any imputed underpayment assessed upon the Partnership, pursuant to Code Section 6232, attributable to a Partner (or former Partner), as reasonably determined by the Partnership Representative, shall be treated as a withholding tax with respect to such Partner subject to the provisions of Section 5.2(f) of this Agreement. To the extent any portion of such imputed underpayment cannot be withheld from a current distribution, any such Partner (or former Partner) shall be liable to the Partnership for the amount that cannot be withheld and agrees to pay such amount to the Partnership.

(e) The provisions of this Section 10.5 shall survive the termination of the Partnership, the termination of this Agreement and, with respect to any Partner, the transfer or assignment of any portion of such Partner’s Partnership Interest.

(f) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(g) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(h) The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

Section 10.6. Reports Made Available to Limited Partners.

(a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.

(b) Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

Section 10.7. State and Local Tax Filings.

(a) The Partnership shall file any tax returns as may be required with any state and local taxing jurisdictions in which the Partnership does business and shall implement any withholding requirements consistent with Section 5.2(g) hereof, the filing of composite returns consistent with this Section 10.7, or such other tax compliance measures as may be required for each such jurisdiction.

(b) When available as a state and local compliance option, the Partnership may file composite returns in lieu of income tax withholding pursuant to Section 5.2(f) hereof or other tax compliance options with respect to its eligible nonresident Partners and each such eligible Partner will assist in completing any consents, elections, or authorizations as may be required to enable the Partnership to file composite returns on such Partner’s behalf.

(c) Each Partner eligible to participate in a composite return (i) may elect to have his, her or its allocable share of Profit, gain, loss and expense from the Partnership included in composite returns filed by the Partnership on its behalf and (ii) agrees to cooperate with the Partnership to execute any authorizations, elections or consents that may be necessary in connection with any such composite return filings.

ARTICLE 11

AMENDMENT OF AGREEMENT; EXTRAORDINARY TRANSACTIONS

The General Partner’s consent shall be required for any amendment to this Agreement and any merger, consolidation, conversion, division or sale of all or substantially all of the assets of the Partnership. The General Partner, without the consent of any Limited Partner, may approve any merger, consolidation, conversion, division or sale of all or substantially all of the assets of the Partnership outside the ordinary course of its business; provided, however, that either (a) any merger, consolidation, conversion, division or sale of all or substantially all of the assets of the Partnership outside the ordinary course of its business other than in connection with a Transaction described in Section 6.6(e), Section 7.1(b)(ii) or (iii) or Section 7.3(c) or (b) any of the following amendments to this Agreement, whether by merger, consolidation or otherwise, shall require the approval of Limited Partners holding a majority of the outstanding Common Units then held by Limited Partners:

(i) any amendment that would affect the operation of the Redemption Right (except to effect an adjustment in accordance with the principles of Section 4.3(iii) or to give effect to the provisions of Section 7.1(b)(iii)(E)) in a manner adverse to the Limited Partners;

(ii) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than the establishment of any additional Class of Partnership Interests or issuance of any additional Partnership Interests pursuant to Section 4.3(a)(i) hereof;

(iii) any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than the establishment of any additional Class of Partnership Interests or issuance of any additional Partnership Interests pursuant to Section 4.3(a)(i) hereof; or

(iv) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

In addition to the foregoing, any amendments to this Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the right of the Special Limited Partner to receive the distributions payable to it hereunder in connection with the Special Limited Partner Interest shall require the approval of Special Limited Partner, provided that the issuance of additional Partnership Interests shall not materially and adversely affect the right of the Special Limited Partner to receive the distributions payable to it hereunder in connection with the Special Limited Partner Interest.

ARTICLE 12

GENERAL PROVISIONS

Section 12.1. Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, or sent or made available by electronic transmission, to the Partners at the addresses (including electronic mail address) set forth in the Register; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

Section 12.2. Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

Section 12.3. Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

Section 12.4. Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

Section 12.5. Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

Section 12.6. Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

Section 12.7. Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

Section 12.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

Section 12.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of law.

- Signature Page Follows -

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Limited Partnership Agreement, to be effective as of the 4th day of April, 2022.

GENERAL PARTNER:
EXCHANGERIGHT INCOME FUND

By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Secretary

EXHIBIT A

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.5 of the Amended and Restated Limited Partnership Agreement (the “Agreement”) of ExchangeRight Income Fund Operating Partnership, LP, the undersigned hereby irrevocably (i) presents for exchange      Class        Units in ExchangeRight Income Fund Operating Partnership, LP, in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.5 thereof, (ii) surrenders such Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Exhibit A-1